Exhibit 99.1


[XL Capital Logo Omitted]

                                                      XL Capital Ltd
                                                      XL House
                                                      One Bermudiana Road
                                                      Hamilton HM 11
                                                      Bermuda

                                                      Phone    (441) 292 8515
                                                      Fax      (441) 292 5280
Press Release


Contact:   Scott C. Hoy                        Roger R. Scotton
           Investor Relations                  Media Relations
           (441) 294 7201                      (441) 294 7165


          XL CAPITAL LTD COMMENTS ON SUBPOENA FROM NY ATTORNEY GENERAL


Hamilton, Bermuda - October 28, 2004: XL Capital Ltd (NYSE:XL) announced that its subsidiary, X.L. America, Inc., received today a subpoena from the Office of the Attorney General of New York, in connection with an ongoing, industry-wide investigation of insurance sales practices. The Company intends to cooperate fully with the Attorney General's investigation. As a matter of prudence, the Company had previously commenced its own internal review of the issues raised in the Attorney General's recently announced complaint against Marsh & McLennan.

                                      # # #

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.